Exhibit 10.29

                          JUDGMENT CONVERSION AGREEMENT

         This Judgment Conversion Agreement ("Agreement") is made as of August 1, 2006 by and between Quest Minerals & Mining Corp., a Utah corporation (the "Company"), with its principal office at 18B East 5th Street, Paterson, NJ 07524, and Tarun Mendiratta (the "Creditor").

                                 R E C I T A L S
                                 - - - - - - - -
         A. The Creditor is the assignee and holder of that certain judgment (the "Judgment") dated May 20, 2005 entered in the action entitled National City Bank of Kentucky vs. Gwenco, Inc., et. al. in the Circuit Court of Boyd County, Kentucky, Case No. 04-CI-00369, in favor of Tarun Mendiratta, as assignee (the "Creditor"), and against Gwenco, Inc., a Kentucky corporation ("Gwenco") and Quest Minerals & Mining, Ltd., a Nevada corporation ("Quest-NV"), which Judgment has been guaranteed by the Company concurrently herewith.

         B. The amount of the Judgment, including accrued interest, late fees, attorney's fees, and costs is currently $449,534.18 (the "Principal Amount"). Of this amount, $102,026.13 reflects principal, interest, and late charges due under a Commercial Installment Note dated January 20, 2007, and $294,546.07 reflects principal, interest, and late charges due under a Commercial Time Note dated March 2, 2001.

         C. $102,026.13 of the Judgment accrues interest at the rate of 12.75% per annum and $294,546.07 of the Judgment accrues interest at the rate of 9% per annum (the "Accrued Interest").

         D. Gwenco and Quest-NV have defaulted on repayment of the Judgment.

         D. The Company and the Creditor desire that the Judgment be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") on the terms and conditions set forth herein.

                                A G R E E M E N T
                                - - - - - - - - -

         It is agreed as follows:

         1.       CONVERSION OF JUDGMENT.

         1.1. Creditor's Conversion Rights. Subject to Section 1.2, the Creditor shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Judgment, together fees due hereon, and any sum arising thereunder, subject to the terms and conditions set forth in this Section at the rate of $0.001 per share of Common Stock ("Fixed Conversion Price") as same may be adjusted pursuant to this

Agreement. The Creditor may exercise such right by delivery to the Company of a written Notice of Conversion pursuant to Section 1.3.

        1.2. Conversion Limitation. The Creditor shall not be entitled to convert on a Conversion Date (as defined in Section 1.3 below) that amount of the Judgment in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Creditor and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Judgment, and (iii) the number of shares of Common Stock issuable upon the conversion of the Judgment with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Creditor and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Creditor shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Creditor may exceed 4.99%. The Creditor shall have the authority and obligation to determine whether the restriction contained in this Section 1.2 will limit any conversion hereunder and to the extent that the Creditor determines that the limitation contained in this Section applies, the determination of which portion of the Judgments are convertible shall be the responsibility and obligation of the Creditor. The Creditor may waive the conversion limitation described in this Section 1.2, in whole or in part, upon and effective after 61 days prior written notice to the Company.

         1.3.     Mechanics of Creditor's Conversion.
                  ----------------------------------

                  (a) In the event that the Creditor elects to convert any amounts outstanding under this Judgment into Common Stock (any such shares issued upon conversion, the "Conversion Shares"), the Creditor shall give notice of such election by delivering an executed and completed notice of conversion (a "Notice of Conversion") to the Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Judgment is not required to be surrendered to the Company until all sums due under the Judgment have been paid. On each Conversion Date in accordance with its Notice of Conversion, the Creditor shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion to be employed by the Creditor is annexed hereto as Exhibit B.

                  (b) Pursuant to the terms of a Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel, if so required by the Company's transfer agent, and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Creditor by crediting the account of the Creditor's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Creditor shall be treated for all purposes as the record holder of such shares of Common Stock, unless the Creditor provides the Company written instructions to the contrary. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Creditor's behalf via DWAC (or certificates free of restrictive legends) if a registration statement providing for the resale of the shares of Common Stock issuable upon the conversion of this Judgment is effective and the Creditor has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. In the event that Conversion Shares cannot be delivered to the Creditor via DWAC, the Company shall deliver physical certificates representing the Conversion Shares by the Delivery Date.

         1.4.     Conversion Mechanics.
                  --------------------

                  (a) The number of shares of Common Stock to be issued upon each conversion of this Judgment pursuant to this Section 1 shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

                  (b) The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                           A.       Merger, Sale of Assets, etc. If the Company
at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Judgment, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B.       Reclassification, etc. If the Company at any
time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Judgment, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                           C.       Stock Splits, Combinations and Dividends. If
the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                           D.       Share Issuance. So long as this Judgment is
outstanding, if the Company shall issue any Common Stock, prior to the complete conversion or payment of this Judgment, for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Fixed Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price

                  (c)      Whenever the Conversion Price is adjusted pursuant to
Section 1.4(b) above, the Company shall promptly mail to the Creditor a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

         1.5. Reservation. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock not less than one hundred seventy-five percent (175%) of the number of shares to provide for the issuance of Common Stock upon the full conversion of this Judgment. the Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Judgment shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Judgment.

        1.6 Holding Period. The Company agrees and stipulates that, for purposes of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), the Conversion Shares are deemed to have been acquired by the Creditor on January 20, 1997 for Conversion Shares issued upon conversion of the portion of the Judgment representing the Commercial Installment Note, on March 20, 2001 for Conversion Shares issued upon conversion of the portion of the Judgment representing the Commercial Time Note, and on August 1, 2006 for conversion of the balance of the Judgment, pursuant to Rule 144(d)(3)(ii) of the Securities Act.

         1.7 Judgment Schedule. The aggregate principal amount outstanding under the Judgment will be conclusively evidenced by the schedule annexed as Exhibit B hereto (the "Judgment Schedule"). Conversions hereunder shall have the effect of lowering the outstanding amount of the Judgment Note plus all accrued and unpaid interest thereunder in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Notice and the Judgment Schedule. The Creditor and the Company agree to file, from time to time and as reasonably requested by either party, appropriate documents in the presiding circuit courts in the State of Kentucky to reflect the reductions to the amounts due under the Judgment.

         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As a material inducement to the Creditor to enter into this Agreement and to purchase the Unit, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof, except as expressly qualified or modified herein.

         2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

         2.2 Validity of Transactions. This Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, including this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

         2.3 Valid Issuance of Conversion Shares. The Conversion Shares, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, will be free of all other liens and adverse claims.

         2.4 No Violation. The execution, delivery and performance of this Agreement has been duly authorized by the Company's Board of Directors and will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

         2.5      SEC Reports and Financial Statements.
                  ------------------------------------

                  2.5.1 The Company has delivered or made available to the Creditor accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 2005 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "SEC Reports"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis, except as indicated in such SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  2.5.2 Except for the pro forma financial statements, the consolidated financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

         2.6 Securities Law Compliance. The offer, issue, sale and delivery of the Conversion Shares will constitute an exempted transaction under the Securities Act, and registration of the any of the Conversion Shares under the Securities Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the Blue Sky laws of any state, which filings will be made in a timely manner.

         2.7 Resales Under Rule 144. With a view to making available to the Creditor the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Creditor to sell Conversion Shares to the public without registration, the Company will do all of the following:

                  2.7.1 use its commercial best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

                  2.7.2 take such action, including compliance with the reporting requirements of section 13 or 15(d) of the 1934 Act, as is necessary to enable the Creditor to utilize Rule 144;

                  2.7.3 file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

                  2.7.4 furnish to the Creditor, so long as the Creditor owns any Conversion shares, forthwith upon written request:

                           (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements);

                           (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company;

                           (3) an opinion of the Company's counsel that the Conversion Shares may be resold in the absence of an effective registration thereof under the Securities Act pursuant to Rule 144; and

                           (4) such other documents as may be reasonably requested in availing the Creditor of any rule or regulation of the SEC that permits the selling of any such Conversion Shares without registration or pursuant to such form; and

                  2.7.5 concurrently with the execution of this Agreement, instruct the Company's Transfer Agent to accept an opinion of the Creditor's counsel that the Conversion Shares may be resold in the absence of an effective registration thereof under the Securities Act pursuant to Rule 144 or Section 4(1) in lieu of an opinion of the Company's counsel as set forth in Section 2.7.4(3) above.

         3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Creditor hereby represents, warrants and covenants with the Company as follows:

         3.1 Legal Power. The Creditor has the requisite corporate power and is authorized to enter into this Agreement, to purchase the Unit hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by the Creditor, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Creditor.

         3.3      Restricted Securities.
                  ---------------------

                  3.3.1 The Creditor has been advised that the Conversion Shares have not been registered under the Securities Act or any other applicable securities laws. The Creditor acknowledges that the Conversion Shares will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Conversion Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

                  3.3.2 The Creditor understands and acknowledges that the Conversion Shares, when issued, will bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

         4.       MISCELLANEOUS.

         4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New Jersey.

         4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         4.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         4.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Creditor. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

         4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

         If to the Company:   Quest Minerals & Mining Corp.
                              18B East 5th Street
                              Paterson, NJ 07524
                              Attention: President

         If to the Creditor:  Tarun Mendiratta
                              85 Lords Highway
                              Weston, CT 06883

         6.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                       CREDITOR

                                       By: /s/ TARUN MENDIRATTA
                                           -------------------------------------
                                           Tarun Mendiratta


                                       COMPANY

                                       QUEST MINERALS & MINING CORP.

                                       By: /s/ EUGENE CHIARAMONTE, JR.
                                           -------------------------------------
                                           Eugene Chiaramonte, Jr., President

                                    EXHIBIT A

                                COPY OF JUDGMENT

                                    EXHIBIT B

                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Creditor in order to convert the Judgment)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Judgment dated May 20, 2005 entered in the action entitled National City Bank of Kentucky vs. Gwenco, Inc., et. al. in the Circuit Court of Boyd County, Kentucky, Case No. 04-CI-00369, in favor of National City Bank of Kentucky and against Gwenco, Inc., a wholly owned subsidiary of Quest Minerals & Mining Corp., into Shares of Common Stock of Quest Minerals & Mining Corp. according to the conditions set forth in that certain Judgment Conversion Agreement dated August 1, 2006 by and between the Quest Minerals & Mining Corp. and Tarun Mendiratta, as of the date written below.



Date of Conversion:  ___________________________________________________________

Conversion Price:  _____________________________________________________________

Amount of Judgment to be Converted:  ___________________________________________

Number of Shares to be Issued:  ________________________________________________

Signature: _____________________________________________________________________

Print Name:  ___________________________________________________________________

Address:  ______________________________________________________________________

________________________________________________________________________________

                                       12